SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
                 [James Center, Tacoma, Pierce County, Washington]

         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Second Amendment") is made as of the ___ day of December, 1998, by and among JS - JAMES CENTER ASSOCIATES, L. P., a Washington limited partnership, acting herein by and through its general partner, Johnson Capital Corp. ("Seller") and PACIFIC RETAIL TRUST, a Maryland real estate investment trust ("Purchaser").


                                               W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have heretofore entered into that certain Agreement of Purchase and Sale dated October 6, 1998, as amended by that certain First Amendment to Agreement of Purchase and Sale dated November 24, 1998 (the "Agreement"), pertaining to the real property located in Tacoma, Pierce County, Washington, such real property being more particularly described in the Agreement;

         WHEREAS, Seller and Purchaser hereby desire to amend the Agreement as more particularly set forth below;

         NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

1. All capitalized terms used herein shall have the same meaning as defined in the Agreement, unless otherwise defined in this Second Amendment.

2. Purchaser hereby exercises its right to extend the Due Diligence Period for an additional thirty (30) day period ending on January 25, 1999 (the "Second Extension Period").

3. Purchaser hereby instructs Escrow Agent to release $12,500.00 of the Earnest Money to Seller as the Extension Fee for the Second Extension Period, subject to the conditions set forth below and in the Agreement. In the event Purchaser elects to terminate the Agreement pursuant to any of the termination rights set forth in Section 3.2 of the Agreement, the Earnest Money (including, but not limited to, any Extension Fee) shall be returned to Purchaser.

4. Except as amended herein, the Agreement shall remain in full force and effect. In the event of any conflicts or inconsistencies between the provisions of this Second Amendment and the provisions of the Agreement, the provisions of this Second Amendment shall control.


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5.       This Second  Amendment  may be executed in any number of  counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Second Amendment, the parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.


                                 JS - JAMES CENTER ASSOCIATES, L.P.,
                                 a Washington limited partnership

                                 By:      JOHNSON CAPITAL CORP.,
                                          its general partner



                                          By:  ________________________
                                          Name:________________________
                                          Title:_______________________
                                                                      "Seller"


                                         PACIFIC RETAIL TRUST,
                                        a Maryland real estate investment trust


                                           By:  _______________________
                                           Name:_______________________
                                           Title:______________________
                                                                   "Purchaser"


30184728.1 40899 1706C 98484215


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